UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2015

Excel Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	333-173702	27-3955524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 North State Highway 161 Suite 310 Irving TX	75038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 476-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On November 30, 2015, eVance Processing Inc. (“eVance”), a wholly owned subsidiary of Excel Corporation (“Excel” or the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Calpian, Inc. (“Calpian”), Calpian Residual Acquisition, LLC (“CRA”) and Calpian Commerce, Inc., a wholly owned subsidiary of Calpian (“CCI,” and collectively with Calpian and CRA, the “Sellers”). Pursuant to the Purchase Agreement, eVance acquired substantially all of the U.S. assets and operations of the Sellers. In consideration for the acquired assets, eVance assumed certain of the Sellers’ liabilities, including an aggregate of $9.0 million of notes payable and certain of the Sellers’ outstanding contractual obligations. The acquisition closed effective as of 11:59 p.m. New York City time on November 30, 2015.

The Sellers’ U.S. operations consist of two businesses: (1) CCI, which provides an integrated suite of third-party merchant payment processing services and related proprietary software enabling products delivering credit and debit card-based internet payments processing solutions to small and mid-sized merchants operating in physical “brick and mortar” business environments and in settings requiring both wired and wireless mobile payment solutions; CCI also operates as an independent sales organization (“ISO”), generating individual merchant processing contracts in exchange for future residual payments; and (2) Calpian’s and CRA’s businesses, which acquire ISO debit and credit processing residual revenue streams paid by transaction processors to ISOs. The acquired assets also include the Sellers’ U.S. merchant residual portfolios, comprised of over 4,000 traditional retail and e-commerce merchant accounts, and several residual revenue portfolios.

The Purchase Agreement contains customary representations, warranties and covenants. The Sellers and eVance also agreed to provide one another access to information related to the acquired assets, as reasonably necessary for tax, accounting and financial reporting purposes, for a period of seven years. The Sellers also have certain reporting covenants with respect to the acquired assets for a period of 12 months following closing, including submitting audit reports to card acceptance organizations and providing certain monthly residual reports to eVance. Pursuant to the Purchase Agreement, each party agreed to indemnify the other for a period of 18 months (except with respect to certain representations of the Sellers that survive indefinitely) against any damages arising from breach of any representation, warranty, covenant or agreement set forth in the Purchase Agreement or in any certificate delivered in connection therewith.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.01 and incorporated herein by reference.

The representations and warranties of eVance contained in the Purchase Agreement have been made solely for the benefit of the Sellers. In addition, these representations and warranties (1) have been made only for purposes of the Purchase Agreement, (2) may be subject to materiality qualifications contained in the Purchase Agreement which may differ from what may be viewed as material by investors, (3) were made only as of the date of the Purchase Agreement or other specific dates and (4) have been included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase and not to provide investors with any other factual information regarding the Company, eVance or their respective businesses. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, eVance or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements and other reports that the Company files with the SEC.

Amended and Restated Loan Agreement

Under the terms of the Purchase Agreement, eVance assumed the Seller’s obligations under an aggregate of $9.0 million of notes payable, including $6.0 million of debt issued pursuant to a note offering conducted by Calpian and in which the Company invested $250,000. Concurrently with the closing of the transactions under the Purchase Agreement, eVance issued amended promissory notes (the “Notes”) in favor of each lender (collectively, the “Lenders”) evidencing eVance’s assumption of $9.0 million of indebtedness.

In connection with the issuance of the Notes, eVance assumed a restated loan and security agreement (the “Loan Agreement”) with the Lenders dated November 30, 2015. Under the Loan Agreement, eVance granted the Lenders a security interest in substantially all of its assets.

The Notes and eVance’s obligations under the Loan Agreement are unconditionally guaranteed by the Company, as set forth in the Guarantee, dated November 30, 2015 (the “Guarantee”), entered into by the Company in favor of each of the Lenders.

The Notes bear interest at an annual rate of 12% for the first seven months, after which the annual interest rate will increase by one percentage point per month each month until the annual interest rate is 17%. Interest payments on the Note are payable monthly beginning December 5, 2015. Principal on the Notes are due November 30, 2016, and may be prepaid without penalty at eVance’s discretion. In connection with entering into the Loan Agreement, the Lenders were issued warrants (“Warrants”) to purchase an aggregate of 4.5 million shares of Company common stock at an exercise price of $0.05 per share, subject to adjustments. The Warrants expire on November 30, 2025. In addition, warrants to purchase 1.5 million shares of Company common stock at an exercise price of $0.05 per share were issued to Karl Power at the direction of Calpian pursuant to the Purchase Agreement (see Item 5.02 below).

The Loan Agreement contains customary events of default, including, but not limited to, non-payment of principal or other amounts under the Notes, breach of covenants, certain voluntary and involuntary bankruptcy events, and the occurrence of a sale of all or substantially all of eVance’s assets. If any event of default occurs and is continuing, any Lender may upon notice to eVance and the other Lenders declare all amounts owed to be due (except for a bankruptcy event of default), in which case such amounts will automatically become due and payable.

The foregoing summary does not purport to be complete and is qualified in its entirety by the Notes, a form of which is attached hereto as Exhibit 10.01, the Loan Agreement, a copy of which is attached hereto as Exhibit 10.02, the Warrants, a form of which is attached hereto as Exhibit 10.03, and the Guarantee, a copy of which is attached hereto as Exhibit 10.04, each of which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth above under Item 1.01 is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information regarding the issuance of the Warrants under Item 1.01 is incorporated herein by reference.

The Warrants described in Item 1.01 above were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act for transactions not involving a public offering.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2015, in connection with the closing of the transactions contemplated by the Loan Agreement described in Item 1.01, Mr. Charles Azrak resigned from his position as a director of the Company, effective immediately.

Subsequent to Mr. Azrak’s resignation, the board of directors appointed Mr. Thomas A. “Kip” Hyde, Jr. and Mr. Karl Power to serve as directors filling an existing vacancy as well as the vacancy created by Mr. Azrak’s resignation. Mr. Hyde currently serves as the Company’s President and Chief Executive Officer and is compensated for his service as an executive officer pursuant to his employment agreement with the Company. Like other members of the board of directors, Mr. Hyde and Mr. Power will not be compensated for their service on the board of directors. Neither Mr. Hyde nor Mr. Power has any relationship requiring disclosure under Item 404 of Regulation S-K. The Company agreed to appoint Mr. Power a director of the Company in connection with the transactions contemplated by the Purchase Agreement.

Item 7.01 Regulation FD Disclosure.

On December 1, 2015, the Company issued a press release announcing its acquisition of substantially all of the U.S. assets and operations of the Sellers. A copy of the press release is furnished here as Exhibit 99.1 and is incorporated herein by reference.

The information contained in, or incorporated into, this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Pursuant to Item 9.01(a)(4), the required financial statements of the Sellers are not included with this Current Report on Form 8-K, and will be filed on or before February 13, 2016.

(b) Pro Forma Financial Information

Pursuant to Item 9.01(a)(4), the required pro forma financial information is not included with this Current Report on Form 8-K, and will be filed on or before February 13, 2016.

(d) Exhibits

Exhibit No.	Document
2.01*	Asset Purchase Agreement, dated November 30, 2015, between eVance Processing Inc., Calpian, Inc., Calpian Residual Acquisition, LLC and Calpian Commerce, Inc.

10.01	Form of Amended and Restated Secured Promissory Note, dated November 30, 2015, issued by eVance Processing Inc.

10.02	Amended and Restated Loan and Security Agreement, dated November 30, 2015

10.03	Form of Warrant to purchase common stock of the Company

10.04	Guarantee, dated November 30, 2015

99.1	Press Release, dated December 1, 2015

* The Company has omitted schedules and other similar attachments to such agreement pursuant to Item 601(b) of Regulation S-K. The Company will furnish a copy of such omitted document to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXCEL CORPORATION

/s/ Robert L. Winspear Robert L. Winspear Chief Financial Officer

Date:  December 4, 2015

EXHIBIT INDEX

Exhibit No.	Document
2.01*	Asset Purchase Agreement, dated November 30, 2015, between eVance Processing Inc., Calpian, Inc., Calpian Residual Acquisition, LLC and Calpian Commerce, Inc.

10.01	Form of Amended and Restated Secured Promissory Note, dated November 30, 2015, issued by eVance Processing Inc.

10.02	Amended and Restated Loan and Security Agreement, dated November 30, 2015

10.03	Form of Warrant to purchase common stock of the Company

10.04	Guarantee, dated November 30, 2015

99.1	Press Release, dated December 1, 2015

* The Company has omitted schedules and other similar attachments to such agreement pursuant to Item 601(b) of Regulation S-K. The Company will furnish a copy of such omitted document to the SEC upon request.